UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-32268 (Commission File Number)	11-3715772 (IRS Employer Identification No.)
30 S. Meridian Street Suite 1100 Indianapolis, IN (Address of Principal Executive Offices)		46204 (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2009, Kite Realty Group Trust (the “Company”) entered into a consulting agreement (the “Agreement”) with Alvin E. Kite, Jr., former Chairman of the Board of Trustees of the Company, which Agreement is effective as of January 1, 2009. As previously disclosed, Mr. Kite retired as Chairman of the Board of Trustees of the Company on December 3, 2008 and currently serves as Chairman Emeritus.

Pursuant to the terms of the Agreement, Mr. Kite has agreed to provide certain advisory and consultative services as requested by the Company’s Board of Trustees or the Chief Executive Officer of the Company, including consulting on strategic planning and business and operational matters relating to the Company. As compensation for such services, Mr. Kite will receive an annual fee of $100,000, payable monthly in equal installments during the term of the Agreement, and reimbursements for all reasonable out-of-pocket business expenses incurred in connection with the performance of services pursuant to the Agreement. In addition, Mr. Kite will be entitled to receive reimbursement for certain health insurance costs incurred by him during the term of the Agreement.

The Agreement will expire December 31, 2013, unless earlier terminated by either party pursuant to the terms of the Agreement. If the Company terminates the Agreement other than for “cause”, the Company is obligated pay to Mr. Kite an amount equal to (i) the aggregate cash compensation that would otherwise be payable as an annual fee through the end of the term of the Agreement, (ii) any expenses incurred by Mr. Kite prior to the termination for which the Company is obligated to reimburse him as provided under the Agreement and (iii) certain health insurance costs incurred or to be incurred by Mr. Kite through the end of the term of the Agreement. “Cause” includes the willful and continuing failure to perform the requested services, conviction for (or pleading nolo contendere to) any felony, or the commission of an act of fraud, theft or dishonesty related to the business of the Company or the performance of the consulting services. Mr. Kite may engage in consulting, employment or other work during the term of the Agreement, provided it does not interfere with his performance of the consulting services.

The foregoing summary of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Consulting Agreement, dated as of March 31, 2009, by and between the Company and Alvin E. Kite, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: April 6, 2009	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement, dated as of March 31, 2009, by and between the Company and Alvin E. Kite, Jr.